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                                                                    EXHIBIT 23.2
                                                                    ------------


                         Independent Auditors' Consent
                         -----------------------------

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Plan, the 1997 Employee Stock Purchase Plan and the 1997 Director Option Plan of our report dated March 7, 1997, except for Note 8, as to which the date is September 4, 1997 with respect to the consolidated financial statements of Somnus Medical Technologies, Inc. as of December 31, 1996, included in the Registration Statement on Form S-1 (No. 333-35401) filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP

Palo Alto, California
December 23, 1997